Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of August 2, 2007 (the “Effective Date”), is entered into between Paramount Biosciences, LLC, a New York limited liability company (“Seller”), with a place of business at 787 7th Avenue, 48th Floor, New York, NY 10019, and Ventrus Biosciences, Inc., a Delaware corporation (“Buyer”), with a place of business at 8400 E. Crescent Pkwy, Suite 600, Greenwood Village, CO 80111. The parties hereby agree as follows:

1.           Assignment and Assumption.  As of the Effective Date, Seller hereby irrevocably and unconditionally sells, assigns and transfers to Buyer (a) all of Seller’s right, title and interest in, and all of Seller’s liabilities, obligations and restrictions under, the Exclusive License Agreement, dated as of March 23, 2007, between S.L.A. Pharma AG and Seller (the “Assigned Agreement”), (b) all discoveries, inventions, data, compilations, formulae, models, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies, techniques, and other information and technology generated by or on behalf of Seller relating to the subject matter of the Assigned Agreement, and (c) all intellectual property rights in or to the foregoing (collectively, the “Assigned Property”).  Buyer hereby purchases and accepts the Assigned Property, and assumes and agrees to discharge, perform and observe all the liabilities, obligations and restrictions under the Assigned Agreement.

2.           Consideration.  Buyer shall pay to Seller an amount equal to the aggregate costs and expenses incurred or accrued by Seller to obtain, generate or perfect its right, title and interest in and to the Assigned Property, as set forth on Exhibit A hereto.

3.           Deliverables.  Seller shall deliver to Buyer all tangible property related to the Assigned Property.

4.           Further Assurances.  Upon Buyer’s reasonable request, Seller promptly shall take such actions (including, without limitation, the prompt execution and delivery of documents in recordable form) as may be reasonably necessary to vest, secure, perfect, protect or enforce the right, title and interest of Buyer in and to the Assigned Property.  If Buyer is unable, after reasonable notice to Seller, for any reason whatsoever, to secure Seller’s signature to any document which Seller is required to execute pursuant to this Section 4, Seller hereby irrevocably designates and appoints Buyer and its duly authorized officers and agents as Seller’s agents and attorneys-in-fact, to act for and on its behalf and instead of Seller, to execute and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 4 with the same legal force and effect as if executed by Seller.

5.           Miscellaneous.

(a)           No Other Amendments.  Except as expressly set forth herein, the Assigned Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of the Assigned Agreement.

 Exhibit 10.2

(b)         No Third Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies or claims under, or by any reason of, this Agreement or any term, covenant or condition hereof.

(c)         Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(d)         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

(e)         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

 Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

PARAMOUNT BIOSCIENCES, LLC		VENTRUS BIOSCIENCES, INC.

By:	/s/ Lindsay A. Rosenwald	By:	/s/ Thomas Rowland

Name:	Lindsay A. Rosenwald, M.D.	Name:	Thomas Rowland, Ph.D.

Title:	Sole Member	Title:	President & CEO

Legal Approval
Initial:	MHD
Date:

Exhibit 10.2

EXHIBIT A

Consideration

	Payee	Date Paid	Amount

PBS	Paid by PBS-SLA	4/1/2007	258,000.00
PBS	Paid by PBS-SLA	5/4/2007	116,476.00
PBS	Paid by PBS-SLA	5/31/2007	204,078.00
PBS	Paid by PBS-SLA	6/29/2007	231,032.00
PBS	Paid by PBS-SLA	7/30/2007	278,290.00

	Total		$1,087,876.00